UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2017

LIBERTY LATIN AMERICA LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House,

2 Church Street,

Hamilton HM 11, Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 29, 2017, at 5:00 p.m., New York City time (the “Distribution Date”), Liberty Global plc (“Liberty Global”) completed its previously announced split-off (the “Split-Off”) of its former wholly-owned subsidiary Liberty Latin America Ltd. (the “Company”).

The Split-Off was accomplished by (i) the distribution by Liberty Global to holders of its LiLAC ordinary shares of all of the Company’s common shares and (ii) immediately following the distribution, the LiLAC ordinary shares were redesignated as deferred shares (with virtually no economic rights) and those deferred shares were transferred for no consideration to a third-party designee, in each case, in accordance with Liberty Global’s articles of association and applicable law. Pursuant to the Split-Off, Liberty Global distributed to holders of its LiLAC ordinary shares, as a dividend, (i) one Class A common share, par value $0.01 per share, of the Company for each Class A LiLAC ordinary share, (ii) one Class B common share, par value $0.01 per share, of the Company for each Class B LiLAC ordinary share and (iii) one Class C common share, par value $0.01 per share, of the Company for each Class C LiLAC ordinary share, in each case, held by such holder as of the Distribution Date. In the Split-Off, 48,428,841 Class A common shares, 1,940,193 Class B common shares and 120,843,539 Class C common shares of the Company were issued. As a result of the Split-Off, the Company is an independent, publicly traded company and its assets and liabilities consist of the businesses, assets and liabilities that were formerly attributed to Liberty Global’s LiLAC Group, including Cable & Wireless Communications Limited, VTR.com SpA, a 60% ownership interest in Liberty Cablevision of Puerto Rico LLC and related cash and cash equivalents and indebtedness.

Several agreements were entered into in connection with the Split-Off (the “Split-Off Agreements”) between the Company, Liberty Global and/or certain of their respective subsidiaries. The following summarizes the material agreements:

•

a Reorganization Agreement, dated as of December 29, 2017, which provides for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between Liberty Global and the Company with respect to and resulting from the Split-Off;

•

a Tax Sharing Agreement, dated as of December 29, 2017, which governs the parties’ respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters;

•

a Services Agreement, dated as of December 29, 2017, pursuant to which, for up to two years following the Split-Off, with the option to renew for a one-year period, Liberty Global will provide the Company with specified services, including access to Liberty Global’s procurement team and tools to leverage scale and take advantage of joint purchasing opportunities, certain management services, other services to support the Company’s legal, tax, accounting and finance departments, and certain technical and information technology services (including software development services associated with the Horizon platform, management information systems, computer, data storage, and network and telecommunications services);

•

a Sublease Agreement, dated as of December 29, 2017, pursuant to which the Company will sublease office space from Liberty Global in Denver, Colorado until May 31, 2031, subject to customary termination and notice provisions; and

•

a Facilities Sharing Agreement, dated as of December 29, 2017, pursuant to which, for as long as the sublease described above remains in effect, the Company will pay a fee for the usage of certain facilities at the office space in Denver, Colorado.

The section of the prospectus (the “Prospectus”) forming a part of Amendment No. 1 to the Company’s Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission on December 8, 2017 (File No. 333-221608), entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and Liberty Global,” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Securities Holders

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In anticipation of the Split-Off, the sole member of the Company approved an increase to the Company’s authorized share capital by $10,990,000 from $10,000 to $11,000,000 (the “Capital Increase”). On December 13, 2017, the Company filed with the Bermuda Registrar of Companies a Memorandum of Increase of Share Capital to effect the Capital Increase. The Memorandum of Increase of Share Capital is filed as Exhibit 3.1 to this Current Report on Form 8-K.

On December 29, 2017, effective as of the Distribution Date, the Company restated its Bye-laws (the “Bye-laws”) to read as filed as Exhibit 3.2 to this Current Report on Form 8-K.

The sections of the Prospectus entitled “Description of Our Share Capital” and “Comparison of Rights of Holders of LiLAC Ordinary Shares and Holders of Splitco Common Shares,” which describe certain provisions of the Bye-laws, are incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Bye-laws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Bryan H. Hall, Jason R. Waldron and John M. Winter from the Board of Directors of the Company

In connection with the closing of the Split-Off, Bryan H. Hall, Jason R. Waldron and John M. Winter resigned from the Company’s board of directors and Bryan H. Hall resigned from his position as President of the Company, effective immediately prior to the Distribution Date.

Appointment of New Directors

At the Distribution Date, the size of the Company’s board of directors was increased to nine directors, and to fill the vacancies and newly created directorships resulting from the resignations described above and the expansion of the board of directors, Michael T. Fries, John C. Malone, Balan Nair, Alfonso de Angoitia Noriega, Charles H.R. Bracken, Miranda Curtis, Paul A. Gould, Brendan Paddick and Eric L. Zinterhofer were appointed to the board of directors of the Company. Following the appointments, the Company has a total of nine directors divided among three classes, and Michael T. Fries serves as Executive Chairman of the board of directors of the Company. Michael T. Fries, John C. Malone and Balan Nair serve as members of the Executive Committee of the board of directors of the Company. Paul A. Gould, Miranda Curtis, Brendan Paddick and Alfonso de Angoitia Noriega serve as members of the Audit Committee of the board of directors of the Company, and Paul A. Gould serves as chair of the Audit Committee. Miranda Curtis, Paul A. Gould and Eric L. Zinterhofer serve as members of the Compensation Committee of the board of directors of the Company, and Miranda Curtis serves as the chair of the Compensation Committee. Miranda Curtis and Paul A. Gould serve as members of the Nominating and Corporate Governance Committee of the board of directors of the Company.

Officers of the Company

In connection with the Split-Off, Michael T. Fries, Balan Nair, Christopher Noyes, Betzalel Kenigsztein and John M. Winter were elected and appointed to serve as executive officers of the Company. Michael T. Fries serves as Executive Chairman, Balan Nair serves as President and Chief Executive Officer, Christopher Noyes serves as Senior Vice President and Chief Financial Officer, Betzalel Kenigsztein serves as Senior Vice President and Chief Operating Officer and John M. Winter serves as Senior Vice President, Chief Legal Officer and Secretary. The section of the Prospectus entitled “Management,” which describes the professional background of the executive officers of the Company, is incorporated herein by reference.

Equity Awards

In connection with the Split-off, on January 2, 2018, the Board of Directors of the Company approved equity awards to certain executive officers of the Company, including the Company’s chief financial officer and other persons expected to be named executive officers for securities law purposes. The grants were made under the Company’s 2018 Incentive Plan. In addition, on January 2, 2018, Mr. Nair received equity grants pursuant to his employment agreement. These grants are reflected in the table below and have the following terms:

•	share appreciation rights (“SARs”) based on common shares of the Company with a base price equal to the closing price of the applicable common shares on January 2, 2018;

•	vest in three equal installments, commencing on March 15, 2019; and

•	have a seven-year term.

Name & Position	LILA	Base Price	LILAK	Base Price
Michael T. Fries, Executive Chairman of the Board (1)	166,667	$21.58	333,333	$21.39
Balan Nair, Chief Executive Officer and President	200,000	$21.58	400,000	$21.39
Christopher Noyes, Senior Vice President & Chief Financial Officer	11,854	$21.58	23,708	$21.39
Betzalel Kenigsztein, Senior Vice President & Chief Operating Officer	11,854	$21.58	23,708	$21.39
John M. Winter, Senior Vice President, Chief Legal Officer & Secretary	11,854	$21.58	23,708	$21.39
(1)	Mr. Fries received the grant in lieu of director fees.

Item 8.01.	Other Events

On January 2, 2018, the Company issued a press release (the “Press Release”) announcing the completion of the Split-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a) The information required to be filed pursuant to Item 9.01 is incorporated by reference to the Financial Statements included in the Prospectus under the headings “LatAm Group September 30, 2017 Combined Financial Statements” and “LatAm Group December 31, 2016 Combined Financial Statements.”

The historical financial information incorporated herein by reference from the Prospectus is also being provided pursuant to Article 11 of Regulation S-X (“Article 11”) as we believe that the historical information is substantially similar to the pro forma financial information that would be required to be provided pursuant to Article 11.

(d) Exhibits

Exhibit No.	Name

2.1	Reorganization Agreement, dated as of December 29, 2017, between Liberty Global plc and Liberty Latin America Ltd (incorporated by reference to Exhibit 2.1 to Liberty Latin America Ltd.’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-1 filed on December 29, 2017 (File No. 333-221608)).

3.1	Memorandum of Increase of Share Capital of Liberty Latin America Ltd.

3.2	Bye-laws of Liberty Latin America Ltd.

10.1	Tax Sharing Agreement, dated as of December 29, 2017, between Liberty Global plc and Liberty Latin America Ltd.

10.2	Services Agreement, dated as of December 29, 2017, by and between Liberty Global B.V. and Liberty Latin America Ltd.

10.3	Sublease Agreement, dated as of December 29, 2017, between Liberty Global, Inc. and LiLAC Communication Inc.

10.4	Facilities Sharing Agreement, dated as of December 29, 2017, between Liberty Global, Inc. and LiLAC Communication Inc.

99.1	Press Release, dated January 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2018

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
Name:	John M. Winter
Title:	Senior Vice President, Chief Legal Officer & Secretary